EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Invesco CurrencyShares® Australian Dollar Trust (the “Trust”) on Form 10-Q for the quarterly period ended April 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Hill, Principal Financial and Accounting Officer – Investment Pools of Invesco Specialized Products, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: June 11, 2018

/s/ STEVEN HILL
Steven Hill*
Principal Financial and Accounting Officer – Investment Pools

*	The Registrant is a trust and Steven Hill is signing in his capacity as the principal financial officer of Invesco Specialized Products, LLC, the Sponsor of the Registrant.